Exhibit 3.3

AMENDED AND RESTATED
BY-LAWS

OF

PLANET PAYMENT, INC.

(A Delaware Corporation)

ARTICLE 1

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1.                              “Admission” means admission of the Corporation’s Common Stock to AIM.

1.2.                              “AIM” means the AIM market of the London Stock Exchange plc.

1.3.                              “Board” means the Board of Directors of the Corporation.

1.4.                              “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time, including any certificates of designation thereto.

1.5.                              “Corporation” means PLANET PAYMENT, INC.

1.6.                              “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE 2

SHAREHOLDERS

2.1.                              Place of Meetings.  Every meeting of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware or by means of remote communication as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

2.2.                              Annual Meeting.  A meeting of shareholders shall be held annually for the election of directors and the transaction of other business at such hour and on such business day as may be determined by the Board and designated in the notice of meeting.

2.3.                              Other Special Meetings.

2.3.1                        A special meeting of shareholders, unless otherwise prescribed by statute, may be called at any time by the Board or by the President or by the Secretary.  At any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.5 of the By-laws or in any waiver of notice thereof given pursuant to Section 2.6 of the By-laws.

2.3.2                        The Board shall, on the requisition of holders of not less than one-tenth of the shares entitled to vote at any meeting of shareholders forthwith proceed to call a special meeting of shareholders.

(a)                                  The requisition must state the purpose of the meeting and must be signed by the requisitionists and deposited at the office of the Corporation, and may consist of several documents in like form each signed by one or more requisitionists.

(b)                                 If the Board does not within 21 days from the date of the deposit of the requisition proceed to call a special meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves call a meeting, but any meeting so called shall not be held after the expiration of three months from that date.

(c)                                  A meeting convened under this Section by requisitionists shall be called in accordance with the provisions of Section 2.4 through 2.6.

(d)                                 Any reasonable expenses incurred by the requisitionists by reason of the failure of the Board duly to call a meeting shall be repaid to the requisitionists by the Corporation, and any sum so repaid shall be retained by the Corporation out of any sums due or to become due from the Corporation by way of fees or other remuneration in respect of their services to such of the directors as were in default.

2.4.                              Fixing Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no such record date is fixed:

2.4.1                        The record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given;

2.4.2                        The record date for determining shareholders for any purpose other than that specified in Section 2.4.1 shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

2.5.                              Notice of Meetings of Shareholders.  Except as otherwise provided in Sections 2.4 and 2.6 of the By-laws, whenever under the General Corporation Law or the Certificate of

Incorporation or the By-laws, shareholders are required or permitted to take any action at a meeting, notice shall be given in writing or by electronic transmission in the manner provided by Article 9 stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  A copy of the notice of any meeting shall be given, personally by mail by telecopier or by e-mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to notice of or to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid (for airmail if applicable), directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.  If sent by telecopier or e-mail such notice shall be deemed given one business day after being transmitted to the telecopier number or e-mail address as it appears on the record of shareholders or if he shall have filed with the Secretary a written request that notices to him be sent to some other number or address then directed to him at such other number or address.  An affidavit of the Secretary or other person giving the notice or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.  However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date who is entitled to notice.

2.6.                              Waivers of Notice.  Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to any vote being taken, the lack of notice of such meeting, shall constitute a waiver of notice by him.

2.7.                              Notice of Stockholder Business; Nominations.

2.7.1                        Annual Meeting of Stockholders.

(a)                                  Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.7, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.7.

(b)                                 For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subparagraph 2.7.1(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred and fifth (105th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the 2006 annual meeting, for which such notice shall be timely if delivered in the same time period as if such meeting were a special meeting); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and fifth (105th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

(c)                                  Notwithstanding anything in the second sentence of subparagraph 2.7.1(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy-five (75) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy-five (75) days prior to such annual meeting), a stockholder’s notice required by this Section 2.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

2.7.2                        Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by subparagraph 2.7.1(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred fifth (105th) day prior to such special meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

2.7.3                        General.

(a)                                  Only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7.  Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.7 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(b)                                 For purposes of this Section 2.7, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service in the United States or United Kingdom or over the Regulatory Information Service of the London Stock Exchange plc.

2.8.                              List of Shareholders at Meeting.  A list of shareholders as of the record date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, and shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

2.9.                              Quorum of Shareholders; Adjournment.  The holders of one-third of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at any such meeting, provided that when a specified item of business is required to be voted on by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.  When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders or their proxies.  The holders of a majority of shares present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

2.10.                        Voting; Proxies.  Unless otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share standing in his name on the record of shareholders determined in accordance with Section 2.4 of the By-laws.  The provisions of Section 212 and 217 of the General Corporation Law shall apply in determining whether any shares may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names and shares stand on the record of shareholders as owners thereof for all purposes.  At any meeting of shareholders (at which a quorum was once present to organize the meeting), all matters other than election of directors, except as otherwise provided by law or by the Certificate of Incorporation or by the By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken.  In voting on any question on which a vote by ballot is required by law or is demanded by any shareholder entitled to vote, the voting shall be by ballot.  Each ballot shall be signed by the shareholder voting or by his proxy, and shall state the number of shares voted.  On all other questions, the voting may be by show of hands.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.  The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

2.11.                        Selection and Duties of Inspectors at Meeting of Shareholders.  The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors.  In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.  Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

2.12.                        Organization.  At every meeting of shareholders, the Chairperson or in the absence of the Chairperson the President, or in the absence of both a Vice President, and in case more than one Vice President shall be present that Vice President having the duty to do so by virtue of the order of precedence prescribed pursuant to Section 5.7 of the By-laws, shall act as chairman of the meeting.  The Secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting.  In case none of the persons above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

2.13.                        Order of Business.  The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting, subject to Section 2.7 hereof, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

2.14.                        Written Consent of Shareholders without a Meeting.  Whenever the shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken or to be taken, signed by the holders of a majority of the outstanding shares entitled to vote thereon and when signed may consist of several writings each signed by one or more shareholders provided that no written consent shall be effective unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation.  Such consent shall have the same effect as a vote of shareholders at a meeting duly constituted.  The resolution and the written consents thereto by the shareholders shall be filed with the minutes of the proceedings of the shareholders.

2.15.                        Participation in Meeting of Shareholders by Means of Conference Telephone or Similar Communications Equipment.  Any one or more Shareholders may participate in a meeting of the Shareholders by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

ARTICLE 3

DIRECTORS

3.1.                              General Powers.  Except as otherwise provided in the Certificate of Incorporation, the business of the Corporation shall be managed under the direction of its Board.  The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.  In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Certificate of Incorporation, to be exercised and performed by the shareholders.

3.2.                              Number; Qualification.  The board of directors shall consist of one or more members.  The number of directors shall be fixed initially by the Incorporator and may thereafter be changed from time to time by action of the shareholders or of the Board.  Each director shall be at least eighteen years of age.

3.3.                              Election.  Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

3.4.                              Classification of Board; Term of Office.  Following Admission, the Board shall be divided into three classes designated as Class I, Class II and Class III, respectively.  Directors shall be assigned to each class in accordance with resolutions adopted by the Board, with the number of directors in each class to be divided as equally as reasonably possible.  The term of office of the Class I directors shall expire at the Corporation’s first annual meeting of shareholders following Admission, the term of office of the Class II directors shall expire at the Corporation’s second annual meeting of shareholders following Admission, and the term of office of the Class III directors shall expire at the Corporation’s third annual meeting of shareholders following Admission.  At each annual meeting of shareholders commencing with the first annual meeting of shareholders following Admission, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.  Prior to Admission, each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

3.5.                              Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, at any meeting of the Board.  A director elected to fill a vacancy shall be designated as a Class I, Class II or Class III director in accordance with Section 3.3, but shall hold office only until the next annual meeting of stockholders, (at which time, if such director wishes to continue serving the Board, continued service shall be subject to re-nomination and re-election at such annual meeting of stockholders) or until such director’s earlier death, resignation or removal.

3.6.                              Resignations.  Any director may resign at any time by written notice to the President or the Secretary.  Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

3.7.                              Removal of Directors.  Subject to the provisions of Section 141 of the General Corporation Law, any or all of the directors may be removed with or without cause by the vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.8.                              Compensation.  Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, in the form of cash or equity awards under the Corporation’s stock option or equity incentive plan or plans then in effect, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties.  Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, in the form of cash or equity awards under the Corporation’s stock option or equity incentive plan or plans then in effect, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties.  Nothing in this section contained shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.9.                              Place and Time of Meetings of the Board.  Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware.  The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

3.10.                        Regular Meetings.  Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board.  Unless otherwise required by the Board, regular meetings of the Board may be held without notice provided that the times and places of such meetings are fixed by resolution of the Board.

3.11.                        Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairperson, the President or the Secretary or by a majority of the Board.  Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least four days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telecopier, e-mail or similar means of communication, or be delivered to him personally, not later than the day before the date on which such meeting is to be held.  Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law, and unless otherwise indicated in the notice any and all business may be transacted at a special meeting.  If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department.  Such mailing shall be by first class mail (and airmail if applicable).

3.12.                        Adjourned Meetings.  A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.  Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment.  Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

3.13.                        Waivers of Notice of Meetings.  Anything in these By-laws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director who submits a signed waiver of such notice, whether before or after such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

3.14.                        Organization.  At each meeting of the Board, the Chairperson, or in the absence of the Chairperson, the President of the Corporation, or in the absence of both, a chairman chosen by the majority of the directors present, shall preside.  The Secretary shall act as Secretary at each meeting of the Board.  In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and Assistant Secretaries, the person presiding at the meeting may appoint any person to act as Secretary of the meeting.

3.15.                        Quorum of Directors.  A majority of the total number of directors then serving on the Board shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

3.16.                        Action by the Board.  Except as otherwise provided in Section 3.17 of the By-Laws, all corporate action taken by the Board shall be taken at a meeting of the Board.  Except as otherwise provided by the Certificate of Incorporation or by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

3.17.                        Written Consent of Directors Without a Meeting.  Any action required or permitted to be taken by the Board may be taken without a meeting upon written consent signed by all members of the Board to the adoption of a resolution authorizing the action and when signed may consist of several writings each signed by one or more directors.  Such consent shall have the same effect as a unanimous vote of the Board.  The resolution and the written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

3.18.                        Participation in Meeting of Board by Means of Conference Telephone or Similar Communications Equipment.  Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

ARTICLE 4

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

4.1.                              How Constituted and Powers.  The Board, by resolution adopted by a majority of the Board, may designate from among its members an executive committee and other committees, including but not limited to a Compensation Committee and an Audit Committee (each consisting of two or more directors, and the majority of whom shall be non-executive directors to the extent possible), each of which, to the extent expressly provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

(a)                                  the submission to shareholders of any matter that needs shareholders’ approval;

(b)                                 the filling of vacancies in the Board or in any committee;

(c)                                  the amendment or repeal of the By-laws, or the adoption of new By-laws; or

(d)                                 the amendment or repeal of any resolution of the Board which includes among its terms a provision that it is not so amendable or repealable.

4.2.                              General.  Any committee designated by the Board pursuant to Section 4.1 of the By-laws, and each of the members and alternate members thereof, shall serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.  All corporate action taken by any committee designated by the Board pursuant to Section 4.1 of the By- laws shall be taken at a meeting of such committee except that any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action; in such event the resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.  Any one or more members of any committee may participate in a meeting of such committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.  Any committee may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws or the resolution of the Board designating such committee, as it may deem proper for the conduct of its meetings and the exercise by it of the authority of the Board conferred upon such committee by the resolution of the Board designating such committee.  Any committee may (subject to the approval of the Board) invite any director who is not a member of the committee to participate in (but not vote at) any meeting or meetings of such committee as the committee deems appropriate or necessary.

ARTICLE 5

OFFICERS

5.1.                              Officers.  The Board may elect or appoint a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine.  All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of shareholders.  The Board may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it.  Each officer shall hold office for the term for which he is elected or appointed, and until his successor shall have been elected or appointed and qualified or until his death, his resignation or his removal in the manner provided in Section 5.2 of the By-laws.  Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, however, that if all of the issued and outstanding shares of the Corporation are owned by one person, such person may hold all or any combination of offices.  All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board may from time to time determine.

5.2.                              Removal of Officers.  Any officer elected or appointed by the Board may be removed by the Board with or without cause.  The removal of an officer without cause shall be without prejudice to his contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

5.3.                              Resignations.  Any officer may resign at any time by notifying the Board or the President or the Secretary in writing.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.  The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

5.4.                              Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board at any regular or special meeting of the Board.

5.5.                              Compensation.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

5.6.                              Chairperson of the Board.  The Chairperson of the Board of Directors shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

5.7.                              Chief Executive Officer.  Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:

(a)                                  To act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

(b)                                 To preside at all meetings of the stockholders;

(c)                                  To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

(d)                                 To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

5.8.                              President.  The President shall be the Chief Executive Officer unless the Board shall have designated another officer as the Chief Executive Officer.  Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management the control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.

5.9.                              Chief Financial Officer.  The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board of Directors shall have designated another officer as the Treasurer of the Corporation.  Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.

5.10.                        Vice Presidents.  Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board or the Chief Executive Officer.  A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.  Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation; may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the President.

5.11.                        Secretary.  The Secretary, if present, shall act as Secretary of all meetings of the shareholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation or a facsimile thereof, all certificates for shares of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the share records and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the President.

5.12.                        Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer; and he may sign with the President or a Vice President certificates for shares of the Corporation.

5.13.                        Assistant Secretaries and Assistant Treasurers.  Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President.  Assistant Secretaries and Assistant Treasurers may, with the President or a Vice President, sign certificates for shares of the Corporation.

ARTICLE 6

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1.                              Execution of Contracts.  The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2.                              Loans.  The President or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.  Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

6.3.                              Checks, Drafts, Etc.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4.                              Deposits.  The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

ARTICLE 7

SHARES AND DIVIDENDS

7.1.                              Certificates Representing Shares.  The shares of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board, unless the Board shall provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.  In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

7.2.                              Transfer of Shares.  Transfers of shares shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and with respect to certificated shares, on surrender of the certificate or certificates representing such shares properly endorsed for transfer, and upon payment of all necessary transfer taxes.  A person in whose name shares shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation.  No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.  No transfer of shares shall be recorded by the Corporation unless the Corporation is satisfied that the shares so transferred are registered pursuant to the Securities Act of 1933 or any other applicable securities laws or that an exemption from such registration is applicable thereto.  The Corporation may require the transferor and the transferee to provide at their cost such additional documentation, including an opinion of counsel acceptable to the Corporation, as the Corporation considers necessary to make such determination.

7.3.                              Transfer of Shares Subject to Regulation S.  With respect to any securities of the Company issued or transferred pursuant to Rule 903(b)(3) of Regulation S under the Securities Act of 1933, the Corporation shall refuse to register any subsequent transfer of such securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; provided, however, that if foreign law prevents the Corporation from refusing to register securities transfers, the Corporation may instead implement other reasonable procedures to prevent transfers of such securities not made in accordance with the provisions of Regulation S.

7.4.                              Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.5.                              Lost, Destroyed, Stolen and Mutilated Certificates.  The holder of any shares shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated.  The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

7.6.                              Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares.

7.7.                              Dividends, Surplus, Etc.  Subject to the provisions of the Certificate of Incorporation and applicable law, the Board:

(a)                                  May declare and pay dividends or make other distributions on the outstanding shares in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

(b)                                 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness;

(c)                                  May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

7.8.                              Obligation to Disclose Interests in Voting Rights Attaching to Shares and Remedies for Failure to Disclose Such Interests.

(a)                                  Each securityholder shall be under an obligation to make certain notifications in accordance with the provisions of this Section 7.8.

(b)                                 For so long as the Corporation shall have a class of shares admitted to trading on AIM, the provisions of Chapter 5 of the Disclosure and Transparency Rules (as amended from time to time) (“DTR 5”) of the UK Financial Services Authority Handbook (the “Handbook”) shall be deemed to be incorporated by reference into these By-laws and accordingly the vote holder and issuer notification rules set out in DTR 5 shall apply to the Corporation and each securityholder.  Notwithstanding the time limits for disclosure set out in DTR 5, the Corporation is required by AIM Rules For Companies from time to time in force (the “AIM Rules”) to announce via a Regulatory Information Service (as defined in the AIM Rules), all the information contained in any vote holder notification “without delay”.

(c)                                  For the purposes of the incorporation by reference of DTR 5 into these By-laws and the application of DTR 5 to the Corporation and each securityholder, the Corporation shall (for the purposes of this Section 7.8 only) be deemed to be an “issuer”, as such term is defined in DTR 5 (and not, for the avoidance of doubt, a “non-UK issuer”, as such term is defined in DTR 5).

(d)                                 For the purposes of this Section 7.8 only, defined terms in DTR 5 shall bear the meaning set out in DTR 5, and if the meaning of a defined term is not set out in DTR 5, the defined term shall bear the meaning set out in the Glossary to the Handbook (in such case, read as the definition applicable to DTR 5).

(e)                                  In addition to the obligations set out in Sections 7.8(a) to 7.8(d) (inclusive) the Corporation may, by issuing a notice in writing in such form as the Board may from time to time approve (a “Disclosure Notice”), require a registered securityholder to disclose the nature of his interest in a relevant shareholding in the Corporation in accordance with this Section 7.8.

(f)                                    The Corporation may issue a Disclosure Notice to any securityholder at any time and the securityholder shall be obliged to respond in writing confirming such details as the Disclosure Notice requires within fourteen (14) days of receipt of the Disclosure Notice.

(g)                                 A securityholder who holds less than one quarter of one per cent (0.25%) of the issued shares of any particular class is obliged to disclose to the Corporation by virtue of a Disclosure Notice:

(1)                                  whether such shareholding is held legally and beneficially by that securityholder, without any residual or equitable interest or encumbrance or other third party interest in such shareholding of any sort; and

(2)                                  if such securityholder does not hold its shareholding legally and beneficially for itself only, in what capacity it holds it (for example, whether as trustee, nominee or otherwise); and

(3)                                  the class of persons for whom or on whose behalf he ultimately holds it or which otherwise has the ultimate interest or interests in such shareholding including, but not limited to whether or not such interest is held on behalf of a family trust, individual holding or investment company, trading company or otherwise, but nothing in this Section 7.9(g) shall oblige the registered securityholder to disclose the actual identity of such persons.

(h)                                 A securityholder who holds one quarter of one per cent (0.25%) or more of the issued shares is obliged pursuant to a Disclosure Notice to disclose:

(1)                                  the matters required by Section 7.8(g)(1);

(2)                                  if such securityholder does not hold the relevant shareholding legally and beneficially for itself only pursuant to Section 7.8(g)(1), the capacity in which it holds the relevant shares; and

(3)                                  the identity or identities of all persons or entities for whom or on whose behalf the relevant shares are ultimately held or the persons or entities which hold the ultimate beneficial interest or have a beneficial interest in the shares or which ultimately influence or control the holding of the shares to the extent these are known by him

(i)                                     In this Section 7.8, references to the ultimate holding or to persons or entities on whose behalf the relevant shares are ultimately held require disclosure of the person or persons or entities which ultimately control, benefit or have an interest in the shares such that the Board may reasonably determine the identity of the person or persons or entities which have an indirect interest in the relevant shares and the nature of that shareholding and a registered securityholder will not comply with the provisions of this Section 7.8 by virtue of disclosing the legal entities or persons through whom the relevant shares are held without also disclosing the actual identity of the relevant person or persons or entities for whom the relevant shares are ultimately held.

(j)                                     Nothing in this Section 7.8 will require a registered securityholder to disclose the specific structure or order of the persons or entities behind a relevant shareholding except to the extent that such arrangements have an impact on who the ultimate beneficiaries, controllers or parties able to exercise influence over the relevant shares in accordance with Section 7.8(h)(3) are.

(k)                                  In the event that a registered securityholder fails to make the appropriate disclosures in accordance with this Section 7.8, the Board may avail itself of all remedies permissible under both the General Corporation Law and the AIM Rules.

ARTICLE 8

INDEMNIFICATION

8.1.                              Indemnification of Directors and Officers.  The Corporation shall, to the fullest extent now or hereafter permitted by the General Corporation Law, indemnify any director or officer who is or was made, or threatened to be made, a party to an action, suit or proceeding including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of such action, suit or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.  Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions.  The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.2.                              Indemnification of Other Persons.  The Corporation may indemnify any other person (including, without limitation, corporate personnel other than directors or officers) to the extent permitted by and in accordance with the General Corporation Law and any applicable law, as the same may be amended from time to time and pursuant to (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-laws authorize the creation of other rights in any such manner.

8.3.                              Advancement of Expenses.  The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 8.1, and may reimburse or advance to any person referred to in Section 8.2, the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action or proceeding referred to in Sections 8.1 and 8.2, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director, officer or other person establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

8.4.                              Insurance.  The Board in its discretion shall have the power to purchase and maintain insurance in accordance with, and subject to, the provisions of Section 145 General Corporation Law.

8.5.                              Amendment, Modification or Repeal.  This Article 8 may be amended, modified or repealed either by action of the Board of Directors of the Corporation or by the vote of the stockholders.  Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE 9

NOTICE

9.1.                              Form and Delivery.  Except as otherwise specifically required in these By-laws (including, without limitation, Section 9.2 below) or by law, all notices required to be given pursuant to these By-laws shall be in writing and may, (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, cablegram, overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively be delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 9.2 of this Article 9 by sending such notice by telegram, cablegram, facsimile, electronic mail or other form of electronic transmission.  Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation.  The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery via telegram, cablegram, facsimile, electronic mail or other form of electronic transmission, when dispatched.

9.2.                              Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law, the Certificate of Incorporation, or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the General Corporation Law.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Section 9.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

ARTICLE 10

MISCELLANEOUS

10.1.                        Corporate Seal.  The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year of its incorporation.

10.2.                        Fiscal Year.  The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

10.3.                        Reliance Upon Books and Records.  A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

10.4.                        Certificate of Incorporation Governs.  In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

10.5.                        Voting of Shares Held by the Corporation.  Unless otherwise provided by resolution of the Board, the Chief Executive Officer may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, and to consent in writing to any action, by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of the shares or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE 11

AMENDMENTS

The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of a majority of the shares entitled to vote in the election of directors.  Except as may be otherwise provided in a By-law adopted by the shareholders, the By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by the Board.  If any By-law regulating an impending election of directors is adopted, altered, amended, supplemented or repealed by the Board, such By-law shall be set forth in the notice of the next meeting of shareholders for election of directors, together with a concise statement of the changes made.  Any By-laws adopted, altered, amended, or supplemented by the Board may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.